EXHIBIT 5

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

September 24, 2003

Advanced Medical Optics, Inc.

1700 E. St. Andrew Place

Santa Ana, California 92705

Re:	Registration Statement on Form S-3 of

Advanced Medical Optics, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Advanced Medical Optics, Inc., a Delaware corporation (the “Company”), and AMO Holdings, LLC, a Delaware limited liability company (the “Guarantor”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3, originally filed on September 11, 2003 (the “Registration Statement”). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) $140,000,000 aggregate principal amount at maturity of its 3½% Convertible Senior Subordinated Notes due 2023 (the “Notes”) issued under that certain Indenture, dated as of June 24, 2003 (the “Indenture”), by and between the Company, the Guarantor and U.S. Bank National Association, as trustee (the “Trustee”), which Indenture provides for the Guarantor and certain other subsidiaries of the Company as may be designated from time to time to guarantee the Notes, on a senior subordinated basis, as provided therein (the “Guarantees” and, together with the Notes, the “Securities”), (ii) the Guarantees, and (iii) shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable upon conversion of the Notes pursuant to the Indenture, in each case as contemplated by that certain Registration Rights Agreement, dated as of June 24, 2003 (the “Registration Rights Agreement”), by and among the Company, the Guarantor and the initial purchasers named therein. The Securities and the Shares are to be offered and sold by certain securityholders of the Company.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement filed on September 11, 2003 and Amendment No. 1 thereto to be filed on September 24, 2003; (ii) an executed copy of the Registration Rights Agreement; (iii) an executed copy of the Indenture, which provides for the Guarantee; (iv) a specimen certificate representing the Common Stock; (v) the closing documents delivered in connection with the sale of the Notes, including the executed global note representing the Notes, authenticated by the Trustee; (vi) the Amended and Restated Certificate of Incorporation of the Company and the Certificate of Formation of the Guarantor, in each case as filed with and certified by the Secretary of State of the State of Delaware; (vii) the Bylaws of the Company, as currently in effect as certified by the Secretary of the Company; (viii) the Limited Liability Company Agreement of the Guarantor, as currently in effect as certified by the Secretary of the Guarantor; (ix) certain resolutions of the Board of Directors of the Company and of the Pricing Committee thereof; and (x) certain resolutions of the Company, in its capacity as the sole member of the Guarantor. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantor and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Guarantor and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of

Advanced Medical Optics, Inc.

September 24, 2003

all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company and the Guarantor, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In rendering the opinions set forth below in Paragraphs 1 and 2, we have also assumed that the global note representing the Notes was duly authenticated by the Trustee. To the extent our opinions set forth below in Paragraphs 1 and 2 relate to the enforceability of the choice of New York law and choice of New York forum provisions of the Indenture and the Notes, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought. We have also assumed that each of the Company and the Guarantor has complied with all aspects of applicable laws of jurisdictions other than the State of New York and other than Delaware corporate law in connection with the transactions contemplated by the Indenture and the Registration Rights Agreement. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Guarantor and others and of public officials. In rendering the opinion set forth below in Paragraph 3, we have assumed that (i) the certificates evidencing the Shares will be manually signed by one of the authorized officers of the transfer agent and registrar for the Shares and registered by such transfer agent and registrar and will conform to the specimen certificate examined by us evidencing the Shares and (ii) the Conversion Price (as defined in the Indenture) will be at least equal to the par value of the Shares at the time of conversion.

Our opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York that, in our experience, are applicable to securities of the type covered by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined-on law on the opinions herein stated.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.    The Notes have been duly authorized and are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

2.    The Guarantee provided by the Guarantor has been duly authorized and is a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

3.    The Shares initially issuable upon conversion of the Notes have been duly authorized and reserved for issuance and, when issued and delivered upon conversion of the Notes in accordance with the terms of the Indenture, will be validly issued, fully paid and nonassessable.

Advanced Medical Optics, Inc.

September 24, 2003

In rendering the opinions set forth above in Paragraphs 1 and 2, we have assumed that the execution and delivery by the Company and the Guarantor of the Indenture, and by the Company of the Notes, and the performance by each of the Company and the Guarantor of their respective obligations thereunder, as applicable, do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or the Guarantor, as the case may be, or their respective properties is subject, except for those agreements and instruments which have been identified to us by the Company as being material to it and the Guarantor and which are listed in Item 16 of Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/    Skadden, Arps, Slate, Meagher & Flom LLP